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                                                               EXHIBIT 99(a)(4)
 Donaldson, Lufkin & Jenrette Securities Corporation 277 Park Avenue New York,
                                   NY 10172

                              SCPIE Holdings Inc.

                       Offer to Purchase for Cash up to
                     2,000,000 Shares of its Common Stock
          (Including the Associated Preferred Stock Purchase Rights)
                  at a Purchase Price not in excess of $37.50
                        nor less than $34.25 per Share

   THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON Wednesday, November 10, 1999, UNLESS THE OFFER IS EXTENDED.


                                                               October 14, 1999

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  SCPIE Holdings Inc., a Delaware corporation (the "Company"), has engaged us to act as Dealer Manager in connection with its offer to purchase up to 2,000,000 shares (or such lesser number of shares as are properly tendered) of its Common Stock, par value $0.0001 per share (the "Shares") (including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of May 13, 1997, as amended as of October 19, 1998 and August 4, 1999 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent), at prices not in excess of $37.50 nor less than $34.25 per Share, net to the seller in cash, without interest thereon, as specified by stockholders tendering their Shares, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 14, 1999 (the "Offer to Purchase") and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"). Unless the context otherwise requires, all references to Shares shall include the associated Rights.

  The Company will, upon the terms and subject to the conditions of the Offer, determine the single per Share price, not in excess of $37.50 nor less than $34.25 per Share, net to the seller in cash, without interest thereon (the "Purchase Price"), that it will pay for Shares properly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to buy 2,000,000 Shares (or such lesser number of Shares as are properly tendered at prices not in excess of $37.50 nor less than $34.25 per Share). All Shares properly tendered prior to the Expiration Date (as defined in the Offer to Purchase) at prices at or below the Purchase Price and not properly withdrawn, will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions. All Shares acquired in the Offer will be acquired at the Purchase Price. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration will be returned at the Company's expense to the stockholders who tendered such Shares. The Company reserves the right, in its sole discretion, to purchase more than 2,000,000 Shares pursuant to the Offer.

  THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS.

  Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 2,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered at or below the Purchase Price and not properly withdrawn, the Company will buy Shares first from any person (an "Odd Lot Holder") who owned beneficially or of record an aggregate of fewer than 100 Shares and so certified in the appropriate place on the Letter of Transmittal (and, if applicable, on a notice of guaranteed delivery), who
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properly tender all their Shares at or below the Purchase Price, and then on a pro rata basis from all other stockholders who properly tender Shares at prices at or below the Purchase Price (and do not properly withdraw such Shares prior to the Expiration Date).

  For your information and for forwarding to those of your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

    1 The Offer to Purchase dated October 14, 1999;

    2. The Letter of Transmittal for your use and for the information of your clients (together with the accompanying Substitute Form W-9). Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares;

    3. A letter to the stockholders of the Company dated October 14, 1999 from Donald J. Zuk, President and Chief Executive Officer of the Company;

    4. The Notice of Guaranteed Delivery to be used to accept the Offer and tender Shares pursuant to the Offer if none of the procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis;

    5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with an instruction form provided for obtaining such clients' instructions with regard to the Offer;

    6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    7. A return envelope addressed to ChaseMellon Shareholder Services, L.L.C., as Depositary for the Offer (the "Depositary").

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 10, 1999, UNLESS THE OFFER IS EXTENDED.

  In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) including any required signature guarantees and any other required documents should be sent to the Depositary together with either certificate(s) representing tendered Shares or timely confirmation of their book-entry transfer, in accordance with the instructions set forth in the Offer to Purchase and the related Letter of Transmittal.

  Holders of Shares whose certificate(s) for such Shares are not immediately available or who cannot deliver such certificate(s) and all other required documents to the Depositary, or complete the procedures for book-entry transfer, prior to the Expiration Date must tender their Shares according to the procedure for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

  No fees or commissions will be payable by the Company nor any officer, director, stockholder, agent or other representative of the Company to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than fees paid to Donaldson, Lufkin & Jenrette Securities Corporation, as Dealer Manager, or ChaseMellon Consulting Services, L.L.C., as Information Agent, as described in the Offer to Purchase). The Company will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose Shares are held by you as a nominee or in a fiduciary capacity. The Company will pay or cause to be paid any stock transfer taxes applicable to its purchase of Shares, except as otherwise provided in the Letter of Transmittal.

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  Any inquiries you may have with respect to the Offer should be addressed to
Donaldson, Lufkin & Jenrette Securities Corporation, as Dealer Manager, 277 Park Avenue, New York, NY 10172, (212) 892-3763 (call collect), or to ChaseMellon Consulting Services, L.L.C., as Information Agent, 450 West 33rd Street, 14th Floor, New York, NY 10001, (212) 273-8035 or (888) 566-9475 (toll free). Requests for additional copies of the enclosed materials may be directed to the Dealer Manager or the Information Agent at their respective addresses and telephone numbers set forth above.

                                          Very truly yours,

                                          Donaldson, Lufkin & Jenrette
                                           Securities Corporation

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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